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                                                                     EXHIBIT 4.2


                                  CERTIFICATE


      I, Michael J. Rockenbach, Secretary of Emulex Corporation, a Delaware corporation (the "Company"), do hereby certify on behalf of the Company as follows:


      1. On January 18, 1999 the Directors of the Company adopted the following resolution by unanimous written consent:


      RESOLVED, that Section 1(k) of the Rights Agreement, dated as of January 19, 1989, between the Company and First Interstate Bank, Ltd. (the "Rights Agreement") is hereby amended in its entirety to read as follows:

            "(k)  'Final Expiration Date' means January 19, 2009."

      2. The amendment to the Rights Agreement is in compliance with the terms of Section 26 of the Rights Agreement.

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of January 18, 1999.






                                        EMULEX CORPORATION

                                        By: /s/ Michael J. Rockenbach
                                            --------------------------------
                                            Michael J. Rockenbach, Secretary